EXHIBIT 10.37

FIRST AMENDMENT TO LEASE AGREEMENT BETWEEN

MARINA BOULEVARD PROPERTY, LLC AND

SANGAMO THERAPEUTICS, INC.

THIS FIRST AMENDMENT  TO  LEASE  AGREEMENT  (this "Amendment") is made as of January I, 2019 ("Effective Date"), by and between MARINA BOULEYARD PROPERTY, LLC, a Delaware limited liability company ("Landlord''), and SANGAMO THERAPEUTICS,  INC, a Delaware corporation ("Tenant").

RECITALS

WHEREAS, Landlord and Tenant are pat1ies to that certain Lease Agreement dated November 3, 2017 (the "Lease"), pursuant to which Landlord has leased to Tenant certain premises comprising the entire rentable square feet of the building located at 7000 Marina Boulevard, Brisbane, California (the ;'Building"), which contains approximately 87,695 rentable square feet in the aggregate (the "Premises"). The Building is part of a multi-building complex known as Marina Landing.

WHEREAS, Landlord and Tenant desire to amend ce11ain provisions of the Lease as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and  for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Lease is amended as follows:

1.DEFINED TERMS. Capitalized tenns used and not otherwise defined herein shall have the same meanings ascribed to them in the Lease.

2.	TENANT IMPROVEMENT ALLOWANCE REQUEST

(a) Landlord and Tenant acknowledge that under Section  2. I of Exhibit  D  to the Lease (the "Tenant Work Letter"), the deadline for Tenant to request disbursements of the Tenant Improvement Allowance, Additional Tenant Improvement Allowance, HVAC Allowance and Roof Allowance currently expires on the date that is nine (9) months after the Commencement Date (the "Allowance Expiration Date"). Section 2. I of the  Tenant  Work Letter is hereby amended to extend the Allowance Expiration Date to July 31, 2019.

3.	TENANT CONTRIBUTION; ADDITIONAL TENANT IMPROVEMENT ALLOWANCE.

(a)Each of Section 2.1.1 of Exhibit D to the Lease (Tenant Work Letter), and Exhibit N to the Lease, are hereby deleted in its entirety.

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(b) Concurrently  with  the  execution  of  this  Amendment,  and  as   a condition precedent to the effectiveness of this Amendment, Tenant has elected to amortize an additional tenant  improvement  allowance  in an amount equal  to One Hundred  Twenty  Dollars ($120.00)

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per rentable square foot of the Premises (i.e., Ten Million Five Hundred Twenty-Three Thousand Four Hundred Dollars ($10,523,400.00)) for additional costs of the Tenant Improvements (the "Add ition al Tenant Improvement Allowance"), as additional Base Rent to be paid  by Tenant to Landlord, which shall be amortized on a straight-line basis over the remaining initial Term of the Lease (commencing upon the first ( I st) day of the full calendar month following the last day of the Abatement Period, together with interest at a rate of six percent  (6%)  per annum, and which shall be paid by Tenant to Landlord concurrently with monthly Base Rent as set forth in Section 4(a) of the Lease (such amount, the "Additional Base Rent") in accordance with the amounts and schedule stated in the modified Base Rent schedule (attached hereto as Schedule I and incorporated herein by reference), which sets forth the new Base Rent to be paid by Tenant  as increased to incorporate the Additional Base Rent required hereunder.

(c) Concurrently with the execution of this Amendment, and as a condition precedent to the effectiveness of this Amendment, Tenant shall provide Landlord with  an updated costs statement of all costs to be incurred, or which have been incurred. in connection with the design and construction of the Tenant Improvements, which costs fo1m a basis for the amount of the construction contract with the Contractor (''Contractor Costs Statement"). Tenant shall promptly provide Landlord with an updated Contractor Cost Statement in the event of any change in the Contractor Cost Statement, and Tenant's delivery of such updated Contractor Costs Statement shall be provided to Landlord with each request for disbursement of Tenant Improvement Allowance or Additional Tenant Improvement Allowance as a condition precedent to such disbursement. Such updated Contractor Cost Statement, and any future updated Contractor Cost Statement shall be in the form of the costs statement generated by the Contractor for the Tenant Improvements.

{d) In the event that the actual costs of the Tenant Improvements exceed the costs set fo11h in the Final Costs Statement provided to Landlord pursuant to Section 4.2.1 of Exhibit D to the Lease, Tenant shall, as a condition precedent to the disbursement of the Tenant Improvement Allowance or Additional Tenant Improvement Allowance, provide Landlord with evidence reasonably satisfactory to Landlord that Tenant has paid to Contractor or other party requesting payment. the actual costs of the Tenant Improvements that are the subject of the request for disbursement.

4.	CONSTRUCTION OF TENANT IMPROVEMENTS BY TENANT'S AGENTS

(a)Section 4.?.I of Exhibit D to the Lease (Tenant Work Letter) is hereby deleted in its entirety.

(b)Cost Budget. Prior to the commencement of the construction  of  the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a written detailed cost breakdown (the ''Final Costs Statement"), by trade, of the final costs to be incurred, or which have been incurred, as set forth more particularly in Section 2.2.l. I through 2.2.1.8 above, in connection with the design and constrnction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor (which costs form a basis for the amount of the construction contract with the Contractor, if any (the "Final Costs"). Tenant shall be responsible for all the Final Costs, and Tenant shall pay all such costs directly to the Contractor or other party requesting  payment as  and  when  due,  provided  that  nothing contained  in  this sentence shall  be construed  to waive

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Tenant's right to receive the Tenant Improvement Allowance, the Additional Tenant Improvement Allowance, the HVAC Allowance and the Roof Allowance. For each request for disbursement of Tenant Improvement Allowance or Additional Tenant Improvement Allowance to pay Tenant Improvement costs, Landlord shall disburse to Tenant, Landlord's Pro Rata Share (defined below) until the full amount of the Tenant Improvement Allowance and the Additional Tenant Improvement Allowance (less Final Retention) are paid by Landlord subject to the terms of the Work Letter and this Amendment. Such disbursement shall be in accordance with the process set forth in Section 2.2.2 of this Work Letter, except that Tenant shall demonstrate that the cost of the work completed complies with the Final Cost Statement, as updated by the Construction Costs Statement or as otherwise agreed between the parties. "'Landlord's Pro Rata Share" shall mean the amount equal to thirty and ninety-five hundredths percent (30.95%) of such Tenant Improvement costs subject to such request., The Final Retention amounts for the Tenant Improvements shall be paid in accordance with Sections 2.2.2.2 of this Work Letter. For purposes of illustration only, if the applicable bills and invoices submitted to Landlord for disbursement for the costs of Tenant Improvements is $100,000, Landlord would disburse to Tenant the amount of $30,950 ($100,000 multiplied by the 30.95% Landlord's Pro Rata Share).

5.HVAC ALLOWANCE; ROOF ALLOWANCE.  Notwithstanding the  foregoing. and  for avoidance of doubt, the Tenant's right to reimbursement for HVAC Work from the HVAC Allowance and for Roof Work from the Roof Allowance shall continue to be on a dollar for dollar basis, less Final Retention, in accordance with Section 2.2.3 of the Work Letter.

6.BROKERS. Tenant represents and warrants to Landlord  that  it  has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Amendment, and shall indemnify, defend and hold harmless Landlord against any loss, cost. liability or expense incurred by Landlord as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant in connection with any engagement regarding this Amendment.

7.CONTINUING EFFECTIVENESS. The Lease, except as amended hereby, remains unamended, and, as amended hereby, remains in full force and effect.

8.COUNTERPARTS. This Amendment may be executed in counterparts,  each of which shall constitute an original, and all of which, together, shall constitute one document.

9.EXECUTION BY Boni PARTIES. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option to lease, and it is not effective as an amendment to lease or otherwise until execution by and delivery to both Landlord and Tenant. and execution and delivery hereof.

10.AUTHORIZATION. The parties signing on behalf of each  party  hereby  represent and warrant that such parties have the capacity set forth on the signature pages hereof and have full power and authority to bind Tenant or Landlord, as applicable, to the terms hereof.

(SIGNATURES ON NEXT PAGE)

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PETER ARONSON AUTHORIZED SIGNER

LANDLORD:MARINA BOULEV ARD PROPERTY, LLC.

TENANT:SANGAMO THERAPEUTICS, INC..

a Delaware corporation

By: /s/ Kathy Yi

Printed Name: Kathy Yi

Title:            CFO

S-1

WI.S 1"1.283625-103.5

Lease Month

Annual Base Rent

Monthly Base Rent

Monthly Rental Rate

Per RSF

I  - 12*

$2.999.169.00

$249.930.75

$2.85

13  -  16*

$3.814.895.80

$257.428.67

$2.94

17  - 24

$3.814.895.80

$348.147.64

$3.97

25 - 36

$4.270.446.00

$355.870.50

$4.06

37 - 48

$4.365.900.60

$363,825.05

$4.15

49 - 60

$4.464.218.76

$372.018.23

$4.24

61 - 72

$4.565.486.52

$380.457.21

$4.34

73 - 84

$4.669.792.32

$389.149.36

$4.44

85 - 96

$4,777.227.24

$398. I02.27

$4.54

97 - 108

$4.887.885.24

$407.323.77

$4.64

109  - 120

$5.001.862.92

$416,821.91

$4.75

121 -  13 2

$5.119.260.00

$426.605.00

$4.86

SCHEDULE   l MODIFIED BASE RENT SCHEDULE

Schedule   I

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